                                                                 EXHIBIT (11)(a)

January 12, 2006

Morgan Stanley Institutional Fund, Inc.
1221 Avenue of the Americas
New York, New York  10020

Ladies and Gentlemen:

         We have acted as counsel for Morgan Stanley Institutional Fund, Inc.
(the "Fund") in connection with the proposed acquisition by the Large Cap
Relative Value Portfolio of the Fund (the "Acquiring Portfolio") of
substantially all of the assets and the assumption of substantially all of the liabilities of the Equity Portfolio of Morgan Stanley Institutional Fund Trust
(the "Acquired Portfolio") in exchange solely for an equal aggregate value of shares of the Acquiring Portfolio to be distributed thereafter to shareholders of the Acquired Portfolio (the "Reorganization"). This opinion is furnished in connection with the Fund's Registration Statement on Form N-14 under the
Securities Act of 1933, as amended (the "Registration Statement"), relating to the Class A and Class B shares of the Acquiring Portfolio, each with a par value of $0.001 per share (the "Shares"), to be issued in the Reorganization.

         We have examined such statutes, regulations, corporate records and other documents and reviewed such questions of law as we deemed necessary or appropriate for the purpose of this opinion. As to matters of Maryland law contained in this opinion, we have relied upon the opinion of Ballard Spahr
Andrews & Ingersoll, LLP, dated January 12, 2006.

         Based upon the foregoing, we are of the opinion that subsequent to the approval by the shareholders of the Acquired Portfolio of the Agreement and Plan
of Reorganization between the Fund, on behalf of the Acquiring Portfolio, and
Morgan Stanley Institutional Fund Trust, on behalf of the Acquired Portfolio, set forth in the proxy statement and prospectus constituting a part of the
Registration Statement (the "Proxy Statement and Prospectus"), the Shares, upon issuance in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable shares of the Acquiring Portfolio.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name in the Proxy Statement and
Prospectus constituting a part thereof. We have consented to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus forming a part of the
Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933
Act.

Very truly yours,

/s/ Clifford Chance US LLP